SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2003

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Item 5.          Other Events and Required FD Disclosure.

          As of September 12, 2003, Spartan Stores, Inc. ("Spartan Stores") entered into Waiver and Amendment No. 3 (the "Waiver and Amendment"), to the Amended and Restated Credit Agreement dated as of July 29, 2002 (the "Credit Agreement") among Spartan Stores, ABN AMRO Bank N.V., as Arranger, Syndication Agent, Collateral Agent and Administrative Agent, Standard Federal Bank (formerly known as Michigan National Bank), as Co-Arranger and Administrative Agent, NBD Bank, as Document Agent, and certain other financial institutions as lenders. By the Waiver and Amendment, Spartan Stores' lenders waived certain defaults that were then anticipated until January 12, 2004, subject to the terms, conditions and contractual provisions of the Waiver and Amendment and the Credit Agreement.

          A copy of the Waiver and Amendment is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

	(c)	Exhibits: The following documents are attached as exhibits to this report on Form 8-K:

99.1

Waiver and Amendment No. 3 dated September 12, 2003, to Amended and Restated Credit Agreement dated as of July 29, 2002, among Spartan Stores, Inc., ABN AMRO Bank N.V., as Arranger, Syndication Agent, Collateral Agent and Administrative Agent, Standard Federal Bank (formerly known as Michigan National Bank), as Co-Arranger and Administrative Agent, NBD Bank, as Document Agent, and certain other financial institutions as Lenders.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 2, 2003	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1

Waiver and Amendment No. 3 dated September 12, 2003, to Amended and Restated Credit Agreement dated as of July 29, 2002, among Spartan Stores, Inc., ABN AMRO Bank N.V., as Arranger, Syndication Agent, Collateral Agent and Administrative Agent, Standard Federal Bank (formerly known as Michigan National Bank), as Co-Arranger and Administrative Agent, NBD Bank, as Document Agent, and certain other financial institutions as Lenders.